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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2001

Commission file number 0-26786

APAC Customer Services, Inc.
(Exact name of registrant as specified in charter)

Illinois	36-2777140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Six Parkway North Center, Suite 400, Deerfield, IL 60015
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (847) 374-4980

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

    On May 15, 2001, the Company completed the Fifth Amendment to the Amended and Restated Credit Agreement, which revised several covenants. In conjunction with the amendment, the Company will pay an additional $10 million of the balance of its Term Loan on June 1, 2001 and the Revolving Credit Facility will be reduced to $30 million. The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)
Exhibits

Exhibit No.	Description
10.1	Fifth Amendment to the Amended and Restated Credit Agreement.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2001	APAC CUSTOMER SERVICES, INC.
	By:	/s/ GARY S. HOLTER
	Name: Title:	Gary S. Holter Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Index to Exhibit

Exhibit No.	Description
10.1	Fifth Amendment to the Amended and Restated Credit Agreement.

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES